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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GERON CORPORATION
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GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2008

To the Stockholders of Geron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the Company), will be held on Wednesday, May 28, 2008, at 8:30 a.m. local time at the Company’s headquarters, 230 Constitution Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect the members of Class III of the Board of Directors to serve for the following three years or until their successors are elected and qualified;

2.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on Monday, March 31, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Shares of common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Or, you can vote over the telephone or the Internet as described on the enclosed proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

David L. Greenwood
Secretary

Menlo Park, California
April 10, 2008

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SUBMIT YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM IS PRESENT.

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

____________________

PROXY STATEMENT
____________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This proxy statement is being furnished to stockholders of Geron Corporation, a Delaware corporation (the Company), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on May 28, 2008, at 8:30 a.m. local time (the Annual Meeting), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s headquarters at 230 Constitution Drive, Menlo Park, California 94025. This proxy statement and accompanying proxy card are being mailed to all stockholders entitled to vote at the Annual Meeting on or about April 15, 2008.

Solicitation and Voting of Proxies

     Only holders of record at the close of business on Monday, March 31, 2008 (the Record Date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 77,823,657 shares of common stock, par value $0.001 per share (Common Stock), outstanding. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone or other electronic means, or in person, by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Quorum Requirement and Votes Required for the Proposals

     In order to constitute a quorum and to transact business at the Annual Meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the Annual Meeting. Accordingly, abstentions will not affect the outcome of the election of candidates for director. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

     The proposal to ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2008 requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. However, ratification of the selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Geron Plan Participants

     Participants in the Geron 401(k) Plan will receive a proxy that incorporates all shares owned through the Geron 401(k) Plan, assuming the shares are registered in the same name. The proxy will serve as voting instructions for the trustee of the 401(k) Plan. If the proxy is not voted, the plan trustee will vote those shares in the same proportion as other 401(k) participants vote their 401(k) Plan shares.

     Shares purchased through the Geron Employee Stock Purchase Plan will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

Householding of Annual Meeting Materials

     Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of this proxy may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s investor relations department at (650) 473-7765 or by mail addressed to Investor Relations, Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Voting Via the Internet or by Telephone

     Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. (Broadridge) online and telephone program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose banks or brokerage firms participate in Broadridge’s online and telephone program.

     Registered stockholders may vote electronically through the Internet or by telephone by following the instructions included with their proxy card. A stockholder not wishing to vote electronically through the Internet or by telephone or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

     The telephone and Internet proxy granting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy granting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting proxies via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Internet and Electronic Availability of Proxy Materials

     As permitted by the Securities and Exchange Commission (SEC), the Company is sending a Notice of Internet Availability of Proxy Materials (Notice) to stockholders who hold shares in “street name” through a bank, broker or other holder of record. All such stockholders will have the ability to access this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC on February 28, 2008 (Annual Report) on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

     In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary at the Company’s offices, 230 Constitution Drive, Menlo Park, California 94025, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

MATTERS TO BE CONSIDERED AT THE 2008 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Board of Directors consists of seven members. The Company’s Bylaws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. The Company’s Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

     The term of office of the Class III directors will expire in May 2008, and two nominees for director are to be elected as Class III directors. The two nominees are Alexander E. Barkas, Ph.D. and Charles J. Homcy, M.D. The Class I directors, Thomas B. Okarma, Ph.D., M.D., John P. Walker and Patrick J. Zenner, have one year remaining on their term of office. The Class II directors, Thomas D. Kiley, Esq. and Edward V. Fritzky, have two years remaining on their term of office.

     The Board of Directors has selected two nominees for Class III directors, both of whom are currently directors of the Company. The two candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class III directors of the Company. Accordingly, abstentions will not affect the outcome of the proposal. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is information regarding the nominees for Class III director, the periods during which they have served as director, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three Year Term Expiring at the
2011 Annual Meeting

Class III Directors (Term Expiring at the 2011 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Alexander E. Barkas, Ph.D.	60	Managing Member, Prospect Management Company, LLC, the General Partner of Prospect Venture Partners L.P.; Managing Member, Prospect Management Co. II, LLC, the General Partner of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P.; and Managing Member, Prospect Management Co. III, LLC., the General Partner of Prospect Venture Partners III, L.P.
Charles J. Homcy, M.D.	59	President and CEO, Portola Pharmaceuticals, Inc.

     Alexander E. Barkas, Ph.D., has served as Chairman of the Board since July 1993 and as a director of the Company since March 1992. From March 1992 until May 1993, he served as President and Chief Executive Officer of the Company. Dr. Barkas is a Managing Director of Prospect Venture Partners, a venture capital firm. Prior to co-founding Prospect Venture Partners I, II and III, he was a partner at Kleiner Perkins Caufield & Byers (Kleiner Perkins) from 1991 to 1997, where he focused on healthcare product company investments. Prior to Kleiner Perkins, Dr. Barkas was a founder and CEO of BioBridge Associates, a health care industry consulting firm. Dr. Barkas is currently Chairman of the Board of Tercica, Inc., and serves on the board of directors of Amicus Therapeutics, Inc. and several private life science companies. Dr. Barkas received a Ph.D. in biology from New York University and a B.A. in Biology from Brandeis University, where he currently is Chairman of the University Science Advisory Council and serves on the Board of Trustees.

     Charles J. Homcy, M.D., has served as a director of the Company since July 2005 and is currently President and Chief Executive Officer of Portola Pharmaceuticals, Inc. From January 2003 to November 2003, Dr. Homcy served as senior R&D advisor at Millennium Pharmaceuticals, having joined them in 2002 as President, Research and Development. Prior to that, he served as Executive Vice President, Research and Development of COR Therapeutics, Inc. from 1995 to 2002 and as a director of COR from January 1998 to 2002. Since 1997, Dr. Homcy has been Clinical Professor of Medicine, University of California at San Francisco Medical School and attending physician at the San Francisco VA Hospital. From 1994 until 1995, Dr. Homcy was president of the medical research division of American Cyanamid Company-Lederle Laboratories (now a division of Wyeth-Ayerst Laboratories). From 1990 until 1994, Dr. Homcy was executive director of the cardiovascular and central nervous system research section at Lederle Laboratories. From 1991 to 1995, Dr. Homcy also served as attending physician at The Presbyterian Hospital, College of Physicians and Surgeons, at Columbia University in New York. From 1979 to 1990, he was attending physician at Massachusetts General Hospital and an Associate Professor of Medicine at Harvard Medical School. Dr. Homcy is also a member of the board of directors of Millennium Pharmaceuticals, Cytokinetics and Kosan Biosciences. Dr. Homcy received his B.A. and M.D. degrees from The Johns Hopkins University in Baltimore.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     Set forth below is information regarding the continuing Class I and Class II directors of the Company, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class I Directors (Term Expiring at the 2009 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas B. Okarma, Ph.D., M.D.	62	President and CEO
John P. Walker	59	CEO and Chairman of the Board, Novacea, Inc.
Patrick J. Zenner	61	Former President and CEO, Hoffmann La-Roche, Inc., North America

     Thomas B. Okarma, Ph.D., M.D., has served as President, Chief Executive Officer and a member of the board of directors since July 1999. He is also a director of Geron Bio-Med Limited, a United Kingdom company and Geron’s wholly-owned subsidiary, and TA Therapeutics, Ltd., a Hong Kong company and Geron’s majority-owned subsidiary. From May 1998 until July 1999, Dr. Okarma was the Vice President of Research and Development. From December 1997 until May 1998, Dr. Okarma was Vice President of Cell Therapies. Dr. Okarma currently serves on the Board of BIO and was Chairman of the Board of Overseers of Dartmouth Medical School from 2000 to 2007. In 1985, Dr. Okarma founded Applied Immune Sciences, Inc. and served initially as Vice President of Research and Development of Applied Immune Sciences and then as chairman, chief executive officer and a director of Applied Immune Sciences, until 1995 when it was acquired by Rhone-Poulenc Rorer. Dr. Okarma was a Senior Vice President at Rhone-Poulenc Rorer from the time of the acquisition of Applied Immune Sciences until December 1996. From 1980 to 1992, Dr. Okarma was a member of the faculty of the Department of Medicine at Stanford University School of Medicine. Dr. Okarma holds a A.B. from Dartmouth College, a M.D. and Ph.D. from Stanford University and an executive M.B.A. from Stanford Graduate School of Business.

     John P. Walker has served as a director of the Company since April 1997 and is currently the Chief Executive Officer and Chairman of the Board of Novacea, Inc. From 2001 to 2007, Mr. Walker acting as a consultant and investor has served as an Investment Advisor to MDS Capital Corporation, Interim Chief Executive Officer of KAI Pharmaceuticals, Chairman and Interim Chief Executive Officer at Guava Technologies, Chairman and Chief Executive Officer of Bayhill Therapeutics and Chairman and Interim Chief Executive Officer of Centaur, Inc. From 1993 to 2001, he was Chairman, Chief Executive Officer and a director of Axys Pharmaceuticals Inc. and its predecessor company, Arris Pharmaceutical Corporation. Prior to his association with Arris, Mr. Walker was the Chairman and Chief Executive Officer of Vitaphore Corporation, a biomaterials company which was sold to Union Carbide Chemical and Plastics Company Inc. in 1990. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management, sales and marketing positions, most recently serving as President of the American Hospital Company. Mr. Walker is an executive chairman and principal executive officer of Renovis, Inc. and director of Affymax, Inc. and certain other privately held biotechnology companies. He holds a B.A. from the State University of New York at Buffalo and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

     Patrick J. Zenner has served as a director of the Company since July 2001. He is currently serving as interim Chief Executive Officer of Exact Sciences Corporation, a genomics-based biopharmaceutical company, and served as interim Chief Executive Officer for CuraGen Corporation from May 2005 through March 2006. From 1969 until January 2001, Mr. Zenner held a series of executive managerial positions with Hoffmann La-Roche, Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise. He retired as President and Chief Executive Officer in January 2001. He is also a director of Arqule, Inc., CuraGen Corporation, Exact Sciences Corporation, Sciele Pharma Inc., XOMA Ltd. and West Pharmaceutical Services. Mr. Zenner holds a B.S.B.A. from Creighton University and a M.B.A. from Fairleigh Dickinson University. He serves on the Board of Trustees for both universities and is Chairman of the Board for Fairleigh Dickinson University.

Class II Directors (Term Expiring at the 2010 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas D. Kiley, Esq.	64	Attorney-at-law
Edward V. Fritzky	57	Former Chairman, CEO and President, Immunex Corporation

     Thomas D. Kiley, Esq., has served as a director of the Company since September 1992. Mr. Kiley is also a director of certain privately held biotechnology and other companies. He has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. From 1969 to 1980, he was with the Los Angeles law firm of Lyon & Lyon and was a partner at the firm from 1975 to 1980. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from George Washington University.

     Edward V. Fritzky has served as a director of the Company since July 1998. He served as a director and advisor to Amgen Corporation from July 2002 to May 2005. He served as Chief Executive Officer and Chairman of Immunex Corporation from January 1994 to July 2002. Mr. Fritzky is also a director of Sonosite, Inc. and Jacobs Engineering Group, Inc. Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, from 1992 to 1994, and as Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States, and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture company. Mr. Fritzky served as a Trustee of the Fred Hutchinson Cancer Center. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

     There are no family relationships among executive officers or directors of the Company. There are no current legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business to which the executive officers, directors or the Company are a party. There are no current, nor in the past five years have been any, legal proceedings involving any director or executive officer related to (i) federal bankruptcy, (ii) criminal proceedings, (iii) federal or state securities laws or (iv) any judgment, decree or order enjoining a director or officer from acting as an investment advisor, broker or dealer of securities or engaging in any type of business practice.

Board Committees and Meetings

     During the fiscal year ended December 31, 2007, the Board of Directors held seven meetings and acted by written consent on six occasions. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. During the fiscal year ended December 31, 2007, each of the incumbent directors attended at least 75% of the meetings of the Board and the committees on which he served, except Mr. Homcy who attended 70% of the meetings of the Board. Currently the Company does not maintain a formal policy regarding director attendance at the Annual Meeting of Stockholders. However, it is expected that, absent compelling circumstances, directors will be in attendance. Last year all seven incumbent directors were in attendance.

     Audit Committee. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The Audit Committee, which is comprised of Messrs. Fritzky, Kiley and Walker, met five times in 2007 and acted by written consent on one occasion. All of the members of the Audit Committee are “independent,” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15). The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that at least one member of the Audit Committee, Mr. Walker, has accounting and financial management expertise. The Audit Committee’s responsibilities include: (i) recommending the selection of the Company’s independent registered public accounting firm to the Board of Directors and pre-approval of any fees paid to such firm, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of the audit or proposed report of the audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors and management with regard to the adequacy of the Company’s internal controls. See more information about the Audit Committee in the Audit Committee report on page 29. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Market.

     Compensation Committee. The Compensation Committee, which is comprised of Dr. Barkas and Mr. Zenner, met three times in 2007 and acted by written consent on 11 occasions. All of the members of the Compensation Committee are “independent,” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15). The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has exclusive authority to administer the 2002 Equity Incentive Plan with respect to executive officers and directors. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Market. A copy of the Compensation Committee charter is available on the Internet at www.geron.com. See more information about the Compensation Committee in the Compensation Committee report on page 22.

     Stock Option Committee. The Stock Option Committee was formed in December 1996 in order to provide timely option grants to employees and consultants (other than executive officers and directors of the Company) and currently consists of one member, Dr. Okarma. The Stock Option Committee has limited authority to administer the Company’s 2002 Equity Incentive Plan concurrently with the Compensation Committee. The Stock Option Committee has the authority to grant options for up to 50,000 shares of Common Stock only to employees (other than executive officers and directors of the Company) and consultants in accordance with procedures approved by the Board of Directors. The Stock Option Committee acted by written consent on 14 occasions during fiscal 2007.

     Nominating Committee. The Nominating Committee was formed in February 2001 in order to make recommendations to the Board for candidates to be nominated for election or re-election as a director by the stockholders or by the Board. The members of the Nominating Committee are Dr. Barkas and Mr. Fritzky. All members of the Nominating Committee are “independent” as defined in the Nasdaq Marketplace Rules. The Nominating Committee did not meet during fiscal 2007. The Nominating Committee will consider nominees for director nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company’s Bylaws. The Nominating Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics as well as how those characteristics fit with the needs of the Board of Directors as a whole. The Nominating Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Market. A copy of the Nominating Committee charter is available on the Internet at www.geron.com. Specific qualifications and the process for identification and recommendation of director candidates are provided in more detail on page 31.

Compensation of Directors

Fees

     Non-employee directors currently receive the following cash compensation:

(i)	Twenty Thousand Dollars ($20,000) per year, plus an additional Ten Thousand Dollars ($10,000) for service as Chair of the Board or the Audit Committee and an additional Five Thousand Dollars ($5,000) for service as Chair of the Compensation Committee or the Nominating Committee of the Board; plus

(ii)	One Thousand Five Hundred Dollars ($1,500) for each regular or special Board meeting attended by such director in person, and Seven Hundred Fifty Dollars ($750) for each regular or special Board meeting attended by such director by telephone or videoconference; plus

(iii)	For members of the Audit Committee, Nominating Committee and the Compensation Committee of the Board, Seven Hundred Fifty Dollars ($750) for each meeting of either such committee attended by such director in person, and Two Hundred Fifty Dollars ($250) for each meeting of either such committee attended by such director by telephone or videoconference; plus

(iv)	Reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

     The annual director compensation under (i) above shall be payable on the date of the annual meeting of stockholders with respect to the preceding twelve-month period (or a pro rata portion of such amount if such director served for less than a full year), in cash or, at each director’s election, in fully vested shares of Common Stock granted under Section 12 of the Company’s 2002 Equity Incentive Plan. The per-meeting compensation under (ii) and (iii) above shall be payable in cash within ten business days after each meeting.

     The following table provides compensation information for the year ended December 31, 2007 for each non-employee member of the Board of Directors.

					Change in Pension
	Fees			Non-Equity	Value and Non-
	Earned			Incentive	qualified Deferred	All
	or Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Director	($)	($) (1)	($) (1)	($)	($)	($) (2)	($)
Barkas, Alexander	$47,750 (3)	$320,271	$157,104	$—	$—	$ —	$525,125
Fritzky, Edward	$28,500 (3)	$261,003	$ 71,904	$—	$—	$3,299	$364,706
Homcy, Charles	$26,000 (3)	$182,281	$143,324	$—	$—	$ —	$351,605
Kiley, Thomas	$29,500 (3)	$232,698	$ 71,904	$—	$—	$ —	$334,102
Walker, John	$39,250	$228,278	$ 94,634	$—	$—	$ —	$362,162
Zenner, Patrick	$29,500 (3)	$232,698	$ 71,904	$—	$—	$3,956	$338,058
____________________

(1)	Amounts represent the stock-based compensation cost recognized in 2007 under the provisions of Statement of Financial Accounting Standards No. 123R (SFAS 123R) for stock options and restricted stock awards granted in 2003 through 2007, to the extent they vested in 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards and the calculation method. Refer to the supplemental table on page 11 for information as to each non-employee director’s unvested stock award holdings and vested and unvested stock option holdings and page 10 for the number of stock awards and option awards granted during 2007.

(2)	Amounts represent reimbursement of out-of-pocket expenses in connection with attendance of Board or Committee meetings.

(3)	Annual director compensation paid in stock in lieu of cash. See table below for stock grant information.

2006 Directors’ Stock Option Plan

     Each non-employee director receives periodic option grants for shares of Common Stock pursuant to the Company’s 2006 Directors’ Stock Option Plan (the 2006 Directors’ Plan). The 2006 Directors’ Plan provides for the grant of nonqualified stock options to non-employee directors of the Company. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors. The 2006 Directors’ Plan was adopted by stockholders in May 2006 and replaced the 1996 Directors’ Stock Option Plan that expired in July 2006. No further option grants can be made under the 1996 Directors’ Stock Option Plan.

     The purpose of the 2006 Directors’ Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors. As of December 31, 2007, six non-employee directors of the Company were eligible to receive option grants under the 2006 Directors’ Plan.

     The following is a description of the principal terms of options under the 2006 Directors’ Plan.

     Option Grants. The 2006 Directors’ Plan provides that each person who becomes a non-employee director after the effective date of the 2006 Directors’ Plan, whether by election of the stockholders of the Company or by appointment by the Board of Directors to fill a vacancy, will automatically be granted an option to purchase 45,000 shares of Common Stock on the date on which such person first becomes a non-employee director (the First Option). In addition, non-employee directors (other than the Chairman of the Board of Directors and any director receiving a First Option on the date of the annual meeting) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a Subsequent Option) to purchase 20,000 shares of Common Stock under the 2006 Directors’ Plan. In the case of the Chairman of the Board of Directors, the Subsequent Option will be for 40,000 shares of Common Stock. In addition, the Company will grant the Chairman of the Audit Committee an option to purchase 10,000 shares of Common Stock under the 2006 Directors’ Plan (a Committee Chair Option). The Committee Chair Option for the Compensation Committee Chairman and the Nominating Committee Chairman shall be for 5,000 shares of Common Stock. Finally, the Company will grant an option to purchase 2,500 shares to each non-employee director upon such director’s appointment to the Audit Committee, Compensation Committee or Nominating Committee of the Board of Directors, as well as on the date of each Annual Meeting during the director’s service on such committee (a Committee Service Option), other than the Chairman of such committee. There is currently no stock option grant contemplated for participation on other committees.

     The 2006 Directors’ Plan provides that each First Option granted thereunder becomes exercisable in installments cumulatively as to one-third of the shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option. Each Subsequent Option, Committee Chair Option and Committee Service Option is fully vested on the date of its grant. The options issued pursuant to the 2006 Directors’ Plan remain exercisable for up to 90 days following the optionee’s termination of service as a director of the Company, unless such termination is a result of death or permanent and total disability, in which case the options (both those already exercisable and those that would have become exercisable had the director remained on the board for an additional 36 months) remain exercisable for up to a 24 month period or unless there is a death of an optionee within 3 months following his or her termination of service, in which case the options will remain exercisable for an additional 6 month period from the date of death.

     Exercise Price and Term of Options. The exercise price of all stock options granted under the 2006 Directors’ Plan is equal to the fair market value of a share of the Company’s Common Stock on the date of grant of the option. The Board of Directors will determine the fair market value; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be determined based on the public market. Currently, the Common Stock is traded on the Nasdaq Global Market and the fair market value per share is equal to the closing price of the Company’s Common Stock on the Nasdaq Global Market on the date of grant of the option. Options granted under the 2006 Directors’ Plan will have a term of ten years.

     Effect of Certain Corporate Events. In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization.

     Duration and Termination. The Board of Directors may at any time amend or terminate the 2006 Directors’ Plan, except that such termination cannot affect options previously granted without the agreement of any optionee so affected. If not terminated earlier, the 2006 Directors’ Plan will expire in 2016.

     The following table sets forth the following information with respect to non-employee directors (6 persons) for the fiscal year ended December 31, 2007: (i) stock options granted under the 2006 Directors’ Plan; (ii) stock awards granted under the 2002 Equity Incentive Plan and (iii) the grant date fair value of stock options and stock awards granted. As discussed above, the executive officers and employees of the Company are not eligible for grants under the 2006 Directors’ Plan. In January 2007, each director received 20,000 fully vested shares of Geron common stock in recognition of their long-term service to the Board. The shares were granted from the 2002 Equity Incentive Plan. In May 2007, the Board voluntarily forfeited 50% of their annual option grants as outlined in the 2006 Directors’ Plan and received a restricted stock award equal to one-half of the number of forfeited options. Also in May 2007, restricted stock awards were granted to non-employee directors in recognition of the decline in the stock price due to market conditions that have caused stock options granted in earlier periods to remain significantly out of the money and therefore have little value as incentives or retention to directors. These restricted stock awards were granted from the 2002 Equity Incentive Plan.

		Option Awards	Stock Awards	Grant Date Fair Value of Option
		Granted	Granted	and Stock Awards Granted
	Grant	During 2007	During 2007	During 2007
Director	Date	(#)	(#)	($) (1)
Barkas, Alexander	1/3/07 (2)	—	20,000	$175,200
	5/23/07 (3)	25,000	12,500	$268,030
	5/23/07 (4)	—	45,000	$419,400
	5/23/07 (5)	—	4,292	$ 40,000
Fritzky, Edward	1/3/07 (2)	—	20,000	$175,200
	5/23/07 (3)	11,250	5,625	$120,614
	5/23/07 (4)	—	27,500	$256,300
	5/23/07 (5)	—	2,146	$ 20,000
Homcy, Charles	1/3/07 (2)	—	20,000	$175,200
	5/23/07 (3)	10,000	5,000	$107,212
	5/23/07 (5)	—	2,146	$ 20,000
Kiley, Thomas	1/3/07 (2)	—	20,000	$175,200
	5/23/07 (3)	11,250	5,625	$120,614
	5/23/07 (4)	—	17,500	$163,100
	5/23/07 (5)	—	2,146	$ 20,000
Walker, John	1/3/07 (2)	—	20,000	$175,200
	5/23/07 (3)	15,000	7,500	$160,818
	5/23/07 (4)	—	15,000	$139,800
Zenner, Patrick	1/3/07 (2)	—	20,000	$175,200
	5/23/07 (3)	11,250	5,625	$120,614
	5/23/07 (4)	—	17,500	$163,100
	5/23/07 (5)	—	2,146	$ 20,000
____________________

(1)	Amounts represent the fair value of stock options and restricted stock awards calculated using the Black Scholes option-pricing model in accordance with the provisions of SFAS 123R. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Stock awards were fully vested upon grant.

(3)	Stock options were fully vested upon grant. Restricted stock awards vest annually over four years from the date of grant, provided the director continues to provide services to the Company.

(4)	Restricted stock awards vest annually over two years from the date of grant, provided the director continues to provide services to the Company.

(5)	Stock awards represent payment of annual director compensation in lieu of cash as of May 23, 2007 at $9.32 per share. Awards were fully vested upon grant.

     The following table sets forth stock options and stock awards outstanding for each non-employee director (6 persons) as of December 31, 2007.

	Option Awards Outstanding		Stock Awards Outstanding as of
	as of December 31, 2007		December 31, 2007
Director	Exercisable (#)	Unexercisable (#)	Unvested (#)
Barkas, Alexander	367,500	—	57,500
Fritzky, Edward	201,250	—	33,125
Homcy, Charles	60,000	15,000	5,000
Kiley, Thomas	118,750	—	23,125
Walker, John	194,200	—	22,500
Zenner, Patrick	168,750	—	23,125

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     On the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

     The Company has been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors. Under the Audit Committee’s charter, all auditor engagements must be approved in advance by the Audit Committee. The Chairman of the Audit Committee must be notified at any time the fees for a specific project exceed 20% of the approved budget for authorization to continue the project. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. For each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young LLP during the previous quarter and estimated fees for projects contemplated in the following quarter.

     Upon recommendation by the Audit Committee, the Board of Directors selected Ernst & Young LLP to act in the same capacity for the fiscal year ending December 31, 2008. The Company has been informed by Ernst & Young LLP, to the best of their knowledge, that neither the firm nor any of its members or their associates has any financial interest, direct or indirect in the Company or its affiliates. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the stockholders.

Audit Fees and All Other Fees

     The Audit Committee approved 100% of all audit, tax and other services provided by Ernst & Young LLP in 2007 and 2006. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2007	December 31, 2006
Audit Fees(1)	$643,312	$724,526
Tax Fees	12,870	11,784
All Other Fees	1,500	—
____________________

(1)

Audit Fees include the integrated audit of annual consolidated financial statements and internal control over financial reporting, audits of certain subsidiaries, reviews of quarterly consolidated financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Tax Fees consist of services related to the filing of tax returns and other assistance with tax compliance.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will have the same effect as a vote against this proposal. However, ratification of the selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percentage of the outstanding shares of Common Stock, which, according to the information supplied to the Company, are beneficially owned by (i) each person who, to the best of the Company’s knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission (SEC), is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each person who is currently a director, two of whom are also nominees for election as directors, (iii) each Named Executive Officer, as defined on page 23 below and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of February 5, 2008.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total
Directors/Nominees and Named Executive Officers:
Alexander E. Barkas, Ph.D.(2)	467,482	*
Edward V. Fritzky(3)	239,874	*
Charles J. Homcy, M.D.(4)	82,146	*
Thomas D. Kiley, Esq.(5)	260,716	*
John P. Walker(6)	216,387	*
Patrick J. Zenner(7)	190,896	*
Alan B. Colowick, M.D., M.P.H.(8)	79,168	*
David J. Earp, J.D., Ph.D.(9)	517,913	*
David L. Greenwood(10)	967,417	1.25%
Jane S. Lebkowski, Ph.D.(11)	544,621	*
Thomas B. Okarma, Ph.D., M.D.(12)	1,575,575	2.02%
All directors and executive officers as a group (14 persons)	6,018,064	7.34%

____________________

*	Represents beneficial ownership of less than 1% of Common Stock.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options and stock awards held by that person that are currently exercisable or exercisable within 60 days of February 5, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table, to the best of the Company’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)

Includes 82,044 shares held directly by Alexander E. Barkas, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas, 17,056 shares held by the Barkas-Wijcik Trust under Agreement dated July 26, 1999, and 367,500 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of February 5, 2008.

(3)	Includes 38,624 shares held directly by Edward V. Fritzky and 201,250 shares issuable upon the exercise of outstanding options held by Mr. Fritzky exercisable within 60 days of February 5, 2008.

(4)	Includes 22,146 shares held by Charles J. Homcy and 60,000 shares issuable upon the exercise of outstanding options held by Dr. Homcy exercisable within 60 days of February 5, 2008.

(5)

Includes 85,608 shares held directly by Thomas D. Kiley, 9,705 shares held by the Kiley Family Partnership and 46,653 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 118,750 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of February 5, 2008.

(6)	Includes 22,187 shares held directly by John P. Walker and 194,200 shares issuable upon the exercise of outstanding options held by Mr. Walker exercisable within 60 days of February 5, 2008.

(7)	Includes 22,146 shares held directly by Patrick J. Zenner and 168,750 shares issuable upon the exercise of outstanding options held by Mr. Zenner exercisable within 60 days of February 5, 2008.

(8)

Includes 3,028 shares held directly by Alan B. Colowick and 76,140 shares issuable upon the exercise of outstanding options held by Dr. Colowick exercisable within 60 days of February 5, 2008. Effective February 7, 2008, Dr. Colowick is no longer with the Company.

(9)	Includes 36,610 shares held directly by David J. Earp and 481,303 shares issuable upon the exercise of outstanding options held by Dr. Earp exercisable within 60 days of February 5, 2008.

(10)	Includes 21,075 shares held directly by David L. Greenwood and 946,342 shares issuable upon the exercise of outstanding options held by Mr. Greenwood exercisable within 60 days of February 5, 2008.

(11)	Includes 36,911 shares held directly by Jane S. Lebkowski and 507,710 shares issuable upon the exercise of outstanding options held by Dr. Lebkowski exercisable within 60 days of February 5, 2008.

(12)	Includes 49,117 shares held directly by Thomas B. Okarma and 1,526,458 shares issuable upon the exercise of outstanding options held by Dr. Okarma exercisable within 60 days of February 5, 2008.

EQUITY COMPENSATION PLANS

     The following table summarizes information with respect to options under Geron’s equity compensation plans at December 31, 2007:

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon exercise	exercise price	future issuance under
	of outstanding	of outstanding	equity compensation
	options, warrants	options, warrants	plans (excluding securities
	and rights	and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	10,010,736	$7.86	6,380,124	(2),(3)
Equity compensation plans not approved by security
holders	758,667 (4)	$6.16	—
Total	10,769,403	$7.74	6,380,124
____________________

(1)	Includes the 1992 Stock Option Plan, the 2002 Equity Incentive Plan, the 1996 Directors’ Stock Option Plan and the 2006 Directors’ Stock Option Plan.

(2)	Includes 221,269 shares of Common Stock reserved for issuance under Geron’s 1996 Employee Stock Purchase Plan.

(3)

Does not include future automatic annual increases under Geron’s 2002 Equity Incentive Plan. The maximum number of shares to be reserved will automatically increase on each anniversary date of the Board of Directors’ adoption of the 2002 Plan during the term of the 2002 Plan by the least of (i) 2,000,000 shares, (ii) 4% of the Company’s outstanding Common Stock as of such anniversary date, or (iii) a lesser amount determined by the Board.

(4)

Represents outstanding warrants issued in conjunction with consulting services and license agreements with research institutions. For further details, see Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

     Executive compensation programs impact all employees by establishing a general framework for compensation and creating a work environment focused on expectations, goals and rewards. Because the performance of every employee is important to overall success, the Board of Directors is mindful of the impact executive compensation and incentive programs have on all employees. Geron’s executive compensation strategy and structure are based on the following principles:

  Reward Successful Execution of Business Strategy:

  Executive bonus compensation is predicated on organizational success in addition to individual achievement. The compensation program is designed to support the corporate business strategy and business plan by clearly communicating what is expected of each executive with respect to goals and results, and reward entity/team success, not just individual effort.

  Attract and Retain Qualified Talent:

  Successful execution of the business strategy necessitates keeping the Company’s management team in place and focused on business goals. Therefore, the Company’s program must be competitive including equity awards granted with vesting schedules designed to promote retention.

  Align Management and Stockholder Interests:

  Long-term equity compensation underscores the common interests of stockholders and management by providing a continuing financial incentive to maximize long-term value to stockholders.

Objectives of the Executive Compensation Program

     The executive compensation program is designed to achieve four primary objectives:

1.	Ensure base pay is competitive for the role or job to be performed and to retain the executive for succession planning.

2.	Recognize performance of annual goals and milestones achieved through annual incentives.

3.	Reward achievement of long-term goals and enhancement of shareholder wealth through the long-term incentive program.

4.	Provide a cost effective but competitive benefits package that promotes a positive work environment fostering teamwork among and high morale within the executive team.

Compensation Elements and Purpose

     Executive compensation at Geron consists of the following elements:

  Base salary: Compensation for ongoing performance throughout the year.

  Annual incentive awards: Awarded to recognize and reward performance, in the context of individual, team and Company performance, in the fiscal year just ended.

  Long-term incentive awards: Equity compensation to provide an incentive to manage the Company from the perspective of an owner with an equity stake in the business.

  Other benefits: Employee benefit plans in which executives and all employees participate.

  Severance and change in control benefits: Remuneration paid to executives in the event of a change in control of the Company or involuntary employment termination.

     The component elements of the compensation plan work together to help attract, retain and incentivize an experienced and highly capable management team.

Compensation Committee Role

     The Compensation Committee (the Committee) determines all compensation for executive officers. Both Compensation Committee members are independent of the Company’s management. The CEO does not participate in the Compensation Committee’s deliberations or decision with regard to his compensation. At the Committee’s request, the CEO reviews the performance of the other executive officers with the Committee, but no other executive officer has any input into the executive compensation decisions. The Committee gives considerable weight to the CEO’s evaluation of the other executive officers because of his direct knowledge of each officer’s performance and contributions. For each officer, the Committee independently determines each component of compensation based on their collective assessment of the officer’s performance using the following factors:

  performance against corporate and individual objectives for the previous year;

  difficulty of achieving desired results in the coming year;

  value of unique skills and capabilities to support long-term performance of the Company;

  performance of general management responsibilities;

  reporting structure and internal pay relationships;

  extraordinary contributions as a member of the executive management team;

  market information; and

  overall company performance.

     The Committee exercises judgment in allocating between cash and non-cash compensation. The Committee has the authority to retain special counsel and other experts, including compensation consultants, to support their responsibilities in determining executive compensation and related programs. In 2007, the Committee engaged Watson Wyatt to review the Company’s long-term incentive awards in comparison to current industry practices. Watson Wyatt noted that companies were granting a mix of stock options and restricted stock awards to employees in order to provide retention and performance incentives. Based upon their input, the Committee enacted a change in long-term incentive awards in May 2007. See further discussion in the section below, “Long-Term Incentive Awards.”

Calculation of Compensation Elements

Base Salary

     The Committee annually evaluates executive officer base salaries and adjustments are made at the beginning of the year to reflect changes in job description and market conditions. When establishing or reviewing base salaries for each executive officer, the Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, nature and responsibility of the position, strategic goals for which the executive has responsibility, Company and individual performance, salary norms for persons in comparable positions at comparable companies, the competitiveness of the market for the executive’s services and industry compensation levels.

     The Committee reviews independent survey data, such as the Radford Biotech Survey, as well as publicly available data from companies with which Geron competes for talent. The businesses chosen for comparison may differ from one executive to the next depending on the scope and nature of the business for which the particular executive is responsible. Companies used for compensation evaluation may include Genentech Inc., Gilead Sciences Inc., Amgen Inc., Genzyme Corporation, Biogen Idec Inc., CV Therapeutics Inc. and others. Although base salary information from comparable companies is useful comparative information, the Committee does not require that the base salary of individual executives bear any particular relationship to salaries of executives of similar positions of those comparable companies. In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of Geron’s current stage of development, the Committee evaluates other indications of performance, including progress of the Company’s research and development programs and corporate development activities, as well as the Company’s success in securing capital sufficient to enable the Company to continue research and development activities.

2007 Compensation Decisions

     The Committee met in December 2006 to evaluate executive officer performance and compensation. The Committee reviewed executive compensation of comparable companies and determined that recruitment of qualified individuals for the Company would require considerable increases in compensation from current internal levels. The Committee also recognized the need to retain current management given individual and collective performance. Utilizing recent hiring experience and information from search firms employed to recruit senior level talent, the Committee awarded the following merit salary increases to the Principal Executive Officer, the Principal Financial Officer and the three most highly compensated executive officers of the Company (the Named Executive Officers or NEO):

	2007	% Increase From
Officer and Position	Salary	2006 Salary
Thomas B. Okarma, Ph.D., M.D.
President and CEO	$510,000	7%
Alan B. Colowick, M.D., M.P.H. (1)
President, Oncology	$425,000	—
David L. Greenwood
Executive Vice President, CFO	$395,000	8%
David J. Earp, Ph.D., J.D.
Senior Vice President, Business Development and Chief Patent Counsel	$310,000	8%
Jane S. Lebkowski, Ph.D.
Senior Vice President, Regenerative Medicine	$320,000	12%
____________________

(1)	Dr. Colowick joined the Company in October 2006 and did not participate in the 2006 review process. Effective February 7, 2008, Dr. Colowick is no longer with the Company.

Annual Incentive Awards

     Annual incentive awards are awarded on a discretionary basis, usually following the Company’s fiscal year-end, and are based on the achievement of corporate and individual goals set by the Committee at the beginning of the year, as well as the financial condition of the Company. All employees, including executive officers, have an established potential award which is equal to a percentage of the employee’s base salary. The percentage increases with increasing rank in the company. The maximum bonus targets for executive officers in 2007 ranged from 35% to 60% of base salary depending on the officer’s position. In addition, the bonus targets are weighted for individual and Company performance as noted below.

     At the end of each year, the Committee determines the level of achievement with respect to each corporate goal, many of which relate to the accomplishment of certain development activities in addition to other quantifiable measures of financial performance and decides the overall percent of corporate goal achievement for purposes of bonus awards. For this assessment, the Committee evaluates the status of Geron’s development programs, clinical progress and corporate development activities. These qualitative factors are also typically used by comparable companies to evaluate performance. This necessarily involves a subjective assessment of corporate performance by the Committee. Moreover, the Committee does not base its considerations on a single performance factor, but rather considers a mix of factors and evaluates Company and individual performance against that mix.

2007 Compensation Decisions

     Following were the bonus targets and weighting percentages used to calculate the 2007 bonus for the Named Executive Officers:

				Bonus
	Bonus	Corporate	Individual	Awarded
	Potential as a	Performance	Performance	as a % of
Officer and Position	% of Salary	Weighting	Weighting	Salary
Thomas B. Okarma, Ph.D., M.D.
President and CEO	60%	50%	50%	54%
Alan B. Colowick, M.D., M.P.H. (1)
President, Oncology	45%	50%	50%	41%
David L. Greenwood
Executive Vice President, CFO	45%	50%	50%	41%
David J. Earp, Ph.D., J.D.
Senior Vice President, Business Development and Chief
Patent Counsel	40%	50%	50%	36%
Jane S. Lebkowski, Ph.D.
Senior Vice President, Regenerative Medicine	40%	50%	50%	36%
____________________

(1)	Effective February 7, 2008, Dr. Colowick is no longer with the Company.

     The Committee concluded that the Company in large part successfully achieved established goals, including:

  Public presentation of interim data from Phase 1 clinical trial of GRN163L in chronic lymphocytic leukemia;

  Initiation of Phase 1 trials of GRN163L in multiple myeloma and non-small cell lung cancer;

  Accumulation of data regarding single agent dosing for GRN163L for Phase 2 clinical studies;

  Initiation of Phase 2 trial of GRNVAC1 in acute myelogenous leukemia;

  Determination of feasibility of GRNVAC2, hESC-derived dendritic cells, for use in cancer immunotherapy and therapeutic graft acceptance;

  Progress toward filing an Initial New Drug application for GRNOPC1, hESC-derived oligodendroglial cells, for the treatment of subacute spinal cord injury;

  Ongoing large animal studies of GRNCM1 toward establishing proof of concept;

  Restructured Hong Kong joint venture, TA Therapeutics Ltd., on favorable terms for the Company;

  Expansion of external analyst research coverage on the Company; and

  Efficient handling of a three-year financial statement restatement.

As a result, the Committee assigned an 80% corporate performance factor for 2007.

     The Chief Executive Officer evaluates individual performance (for officers other than himself) through written evaluations. He provides the evaluations to the Committee along with his recommendations for each officer’s individual performance factor. The Committee reviewed the performance and assessment of each executive officer and then evaluated the Chief Executive Officer and assigned each officer’s individual performance factor. For 2007, the Committee concurred with Dr. Okarma’s recommendations for each executive officer’s individual performance factor and concluded that each NEO achieved 100% of their individual goals which included the factors noted above. The Committee concluded that Dr. Okarma had achieved 100% of his individual goals which included providing overall management and leadership for all research and development programs; representing the Company to the investment community through frequent corporate presentations to provide updates on developments and progress; developing and mentoring other officers and employees for succession planning; serving as the primary Company spokesperson for the media and building overall corporate branding and image for recognition by physicians, patients and potential collaborators and partners, including governmental funding agencies in the U.S. and abroad.

Long-Term Incentive Awards

     Historically, long-term incentive awards consisted primarily of stock options. However, in recent years there has been rapid evolution of practices relating to long-term incentive awards among companies with which the Company competes. Like many of these companies, in 2007 the Company began to utilize a mix of stock options and restricted stock awards for all employees, including executive officers. Stock option grants and restricted stock awards from the 2002 Equity Incentive Plan encourage employee ownership in Geron, link pay with performance and align interests of stockholders and employees. The Committee determines the size of the stock option grant and restricted stock award according to each executive’s position within the Company and sets a level it considers appropriate to create an opportunity for reward predicated on increasing stockholder value. The Committee takes into account an individual’s performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual’s position and level of contribution. The relative weight given to each of these factors varies among individuals at the Committee’s discretion. There is no set formula for the granting of stock options or other equity awards to individual executives or employees.

Equity Grant Practices and Vesting Conditions

     The Company has a consistent approach to equity granting practices. Stock option grants to all newly hired employees are made on the third Wednesday of the month following the new employee’s hire date. To facilitate this practice, the Committee has authorized the Chief Executive Officer as the sole member of the Stock Option Committee to approve individual stock option grants up to 50,000 shares to non-executive employees. Stock option grants greater than 50,000 shares or for executive officers must be approved by the Committee. The exercise price of all stock options is equal to the closing price of Geron common stock as reported by Nasdaq Global Market on the date of grant. Geron’s standard practice is to grant options that vest monthly over four years from the date of grant, provided the employee continues to provide services to the Company.

     Annual equity awards to all employees, including executive officers, are typically granted on the same date of the Annual Meeting of Stockholders, which is also the date that non-employee board members receive their stock option grants in accordance with the 2006 Directors’ Stock Option Plan. The exercise price for the annual stock option grants is equal to the closing price of Geron Common Stock as reported by Nasdaq Global Market on the date of grant and the vest schedule is monthly over four years from the date of grant, provided the employee continues to provide services to the Company. For restricted stock awards, the vesting schedule is typically annually over four years from the date of grant, provided the employee continues to provide services to the Company. Only the Committee can grant restricted stock awards. Given the intensely dynamic business environment in which the Company operates, it would be extremely difficult to craft meaningful performance objectives with such a long horizon. As a result, the vesting of all equity awards is contingent on an employee’s (including executive officer’s) continued employment with the Company, rather than on performance with regard to specific business objectives.

2007 Compensation Decisions

     In May 2007, the Committee granted a mix of stock options and restricted stock awards to all Geron employees, including executive officers. The Committee first determined the stock options that would have been granted to all employees, including executive officers and then reduced the number by 50%. The restricted stock award for each employee, including executive officers, was equal to one-half of the reduced option grant. In addition, the Committee considered current equity holdings by employees and the remaining term of existing options, especially for those employees with more than seven years of service, including executive officers. The Committee noted that declines in the stock price due to market conditions have caused stock options granted in earlier periods to remain significantly out of the money and therefore have little value as incentives or retention. Also, the Committee noted that these out of the money options were close to expiry and would likely be unexercised. In consideration of these factors, the Committee granted restricted stock awards to employees, including executive officers, in order to provide new incentive and retention motivation. These additional restricted stock awards vest annually over two years from the date of grant, provided the employee continues to provide services to the Company. See section “Grants of Plan-Based Awards” on page 25 for additional information regarding stock option grants and restricted stock awards to Named Executive Officers in 2007.

     During 2006, Geron hired a number of senior executive and operating managers. In order to attract highly qualified individuals in a highly competitive marketplace for managerial talent, it was necessary to offer compensation packages, including sign-on grants of cash and stock, base salaries and guaranteed bonuses that were non-comparable to compensation levels for management already in the Company. The Committee consequently determined it appropriate and necessary to grant restricted stock to executive officers and selected other highly valued employees in order to maintain internal pay equity among its key employees. The restricted stock grants occurred in January 2007 and vest annually over two years from the date of grant. See section “Grants of Plan-Based Awards” on page 25 for additional information regarding stock option grants and restricted stock awards to Named Executive Officers in 2007.

Other Benefits

     Geron offers a comprehensive array of benefit programs to its employees, including all executive officers. These include:

  Comprehensive medical, dental, vision coverage and life insurance;

  A cafeteria plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (the Code). The cafeteria plan includes Geron’s medical and dental insurance, medical reimbursement, and dependent care reimbursement plans;

  A 401(k) plan. In 2007, the Company matched 100% of each employee’s annual contributions in Geron Common Stock, subject to a four-year vesting schedule from the employee’s start date; and

  An Employee Stock Purchase Plan implemented and administered pursuant to Section 423 of the Code.

     Executive officers pay for 25% of their individual health premiums which is deducted from their gross salary. Other employees pay either 8% or 15% of the insurance premium cost. The Company does not offer any pension plans or health benefits during retirement.

Severance and Change in Control Benefits

     In September 2002, the Board of Directors approved a Change of Control Severance Plan (the Severance Plan) that became effective on January 21, 2003 and was subsequently revised in October 2006. The Severance Plan applies to all employees, and provides for each employee to receive a severance payment upon a triggering event following a change of control. A triggering event is defined as an event where (i) an employee is terminated by the Company without cause in connection with a change of control or within 12 months following a change of control; or (ii) an employee is not offered comparable employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the change of control or any employment offer is rejected; or (iii) after accepting (or continuing) employment with the Company after a change of control, an employee resigns within six 6 months following a change of control due to a material change in the terms of employment. Severance payments range from two to 18 months of base salary, depending on the employee’s position with the Company, payable in a lump sum payment.

     In the event of a merger, acquisition or similar change in control of the Company, the 1992 Stock Option Plan, the 1996 Directors’ Stock Option Plan, the 2002 Equity Incentive Plan and the 2006 Directors’ Stock Option Plan provide that each outstanding option and restricted stock award will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction and each restricted stock award shall be fully vested. In addition, upon the occurrence of such transaction, the 2002 Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted, as well as shares of restricted stock, under the 2002 Plan will terminate.

     In January 2003, the Company entered into employment agreements with certain executive officers and key employees. These agreements provide for severance pay, in lump-sum payment, equal to a percentage of annual salary (150% in the case of the Chief Executive Officer, 125% in the case of the Chief Financial Officer, and 110% in the case of each of the other executive officers) plus benefits continuation for one year to the affected executive officer in the event his or her employment is terminated involuntarily without cause. Payments under these agreements are to be reduced by the amount of any payments made under the Severance Plan previously described. The employment agreements provide that such executive officers may not interfere with the business of the Company by soliciting or attempting to solicit any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company.

     The table below summarizes the potential payments under the Severance Plan or individual employment agreements for the Named Executive Officers if a change in control event occurred on December 31, 2007:

		Before Change in Control	After Change in Control
		Termination w/o Cause or	Termination w/o Cause or	Change
Officer and Position	Benefit	for Good Reason (1)	for Good Reason (2)	in Control (3)
Thomas B. Okarma, Ph.D., M.D.	Severance	$765,000	$765,000
President and CEO	Benefits	$12,017	$22,312
	Option and
	Restricted
	Stock Vesting			$2,755,381
Alan B. Colowick, M.D., M.P.H. (4)	Severance	$—	$531,250
President, Oncology	Benefits	$—	$25,485
	Option and
	Restricted
	Stock Vesting			$242,729
David L. Greenwood	Severance	$493,750	$493,750
Executive Vice President, CFO	Benefits	$11,933	$18,488
	Option and
	Restricted
	Stock Vesting			$1,538,770
David J. Earp, Ph.D., J.D.	Severance	$341,000	$387,500
Senior Vice President,	Benefits	$14,042	$17,552
Business Development and	Option and
Chief Patent Counsel	Restricted
	Stock Vesting			$936,343
Jane S. Lebkowski, Ph.D.	Severance	$352,000	$400,000
Senior Vice President,	Benefits	$14,511	$18,139
Regenerative Medicine	Option and
	Restricted
	Stock Vesting			$947,063
____________________

(1)	Amounts represent severance payments that could be paid to the Named Executive Officer under such officer’s employment agreement as of December 31, 2007.

(2)

Amounts represent payments that could be paid to the Named Executive Officer under the Company’s Severance Plan as adopted in October 2006 in the event of a change in control on December 31, 2007. Any payments made under the Named Executive Officer’s employment agreement would be deducted from payments due under the Severance Plan.

(3)

Amounts represent an estimate of the intrinsic value of options that would become fully vested and exercisable and restricted stock awards that would fully vest upon a change of control assuming a market value of $5.68 per share as of December 31, 2007.

(4)	Effective February 7, 2008, Dr. Colowick is no longer with the Company.

Perquisites

     Executive Officers do not receive perquisites.

Section 162(m) Implications for Executive Compensation

     The Committee is responsible to address the issues raised by Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), which makes certain “non-performance-based” compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as “performance-based” under Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the outside directors or the Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

     The Committee will continue to examine the effects of Section 162(m), to monitor the level of compensation paid to the Company’s executive officers and take appropriate action in response to the provisions of Section 162(m) to the extent practicable while maintaining competitive compensation practices. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the Committee) is responsible for discharging the responsibilities of the Board of Directors (the Board) with respect to the compensation of executive officers. The Committee sets performance goals and objectives for the Chief Executive Officer and other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. The Committee assesses the information it receives in accordance with its business judgment. The Committee also periodically reviews Board of Directors’ compensation. Members of the Compensation Committee are composed of independent directors who are not employees of the Company or its subsidiaries. For fiscal year 2007 the members of the Compensation Committee were Alexander E. Barkas, Ph.D., who serves as Chairman, and Patrick J. Zenner. None of the Compensation Committee members has any material business relationships with the Company. All of the members of the Compensation Committee are “independent,” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15).

     The Committee operates pursuant to a written charter that outlines the specific authority, duties and responsibilities of the Committee. The charter is periodically reviewed and revised by the Committee and the Board and is available at Geron’s website at www.geron.com.

     The Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) for the year ended December 31, 2007 with management. In reliance on the reviews and discussion referred to above, the Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

     By the Compensation Committee of the Board of Directors:

Alexander E. Barkas, Ph.D.	Compensation Committee Chair
Patrick J. Zenner	Compensation Committee Member

CERTAIN TRANSACTIONS

     There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer, holder of more than 5% of the Company’s Common Stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the caption “Executive Compensation,” and the transactions described below.

     The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

Compensation Committee Interlocks and Insider Participation

     Dr. Barkas and Mr. Zenner both served on the Compensation Committee for the fiscal year ended December 31, 2007. With the exception of Dr. Barkas’ term as President and Chief Executive Officer of the Company from March 1992 until May 1993, neither Dr. Barkas nor Mr. Zenner is a former or current officer or employee of the Company or any of its subsidiaries. None of the executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table includes information concerning compensation for the year ended December 31, 2007 related to the Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers of the Company (Named Executive Officers or NEOs).

							Change in
							Pension
							Value
							and Non-
						Non-Equity	qualified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
				Awards	Awards	sation	Earnings	sation	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	($)(1)	($)(1)	($)	($)	($)(3)	($)
Thomas B. Okarma, Ph.D., M.D.	2007	$510,000	$275,000	$992,951	$668,502	$—	$—	$14,517	$2,460,970
President and CEO	2006	475,000	256,500	—	678,442	—	—	13,247	1,423,189

Alan B. Colowick, M.D., M.P.H. (4)	2007	$425,000	$172,000	$169,227	$276,555	$—	$—	$33,046	$1,075,828
President, Oncology	2006	88,542	224,300	31,481	50,822	—	—	6,491	401,636

David L. Greenwood	2007	$395,000	$160,000	$523,814	$435,396	$—	$—	$34,429	$1,548,639
Executive Vice President, CFO	2006	365,000	147,800	—	438,806	—	—	36,632	988,238

David J. Earp, Ph.D., J.D.
Senior Vice President,
Business Development and	2007	$310,000	$112,000	$420,275	$307,592	$—	$—	$27,885	$1,177,752
Chief Patent Counsel	2006	287,000	86,100	—	249,150	—	—	27,715	649,965

Jane S. Lebkowski, Ph.D.
Senior Vice President,	2007	$320,000	$115,000	$399,047	$283,891	$—	$—	$32,150	$1,150,088
Regenerative Medicine	2006	285,000	85,500	—	235,499	—	—	30,690	636,689
____________________

(1)	Amounts represent the stock-based compensation cost recognized in 2007 and 2006 under the provisions of SFAS 123R for stock options and restricted stock awards granted in 2003 through 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Amounts represent cash payments for Annual Incentive Awards. See discussion on page 17.

(3)	Amounts shown include: (a) the net portion of health insurance premiums paid by the Company; (b) the matching contributions made to the Geron 401(k) Plan on behalf of the Named Executive Officers; and (c) contribution toward tax return preparation services as follows:

			401(k) Match	Tax Return
Name	Year	Premiums ($)	($) (a)	Preparation ($)	Total ($)
Thomas B. Okarma, Ph.D., M.D.	2007	$12,017	$ —	$2,500	$14,517
	2006	10,747	—	2,500	13,247
Alan B. Colowick, M.D., M.P.H. (4)	2007	$16,306	$15,500	$1,240	$33,046
	2006	3,658	2,833	—	6,491
David L. Greenwood	2007	$11,933	$20,496	$2,000	$34,429
	2006	14,042	20,000	2,590	36,632
David J. Earp, Ph.D., J.D.	2007	$11,185	$15,500	$1,200	$27,885
	2006	10,215	15,000	2,500	27,715
Jane S. Lebkowski, Ph.D.	2007	$11,654	$20,496	$ —	$32,150
	2006	10,690	20,000	—	30,690
            ____________________

(a)	Under Geron’s 401(k) Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. In December 2007, the Board of Directors approved a matching contribution equal to 100% of each employee’s annual contributions during 2007. The matching contribution is invested in Geron Common Stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The 2007 match was made on January 2, 2008 at $5.73 per share.

In December 2006, the Board of Directors approved a matching contribution equal to 100% of each employee’s annual contributions during 2006. The matching contribution is invested in Geron Common Stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The 2006 match was made on January 3, 2007 at $8.76 per share.

(4)	Amounts included in Bonus in 2006 reflect the 2006 year end performance bonus as well as a sign-on bonus of $100,000 paid on his hire date. Effective February 7, 2008, Dr. Colowick is no longer with the Company.

Grants of Plan-Based Awards

     The following table sets forth information with respect to the stock options and restricted stock awards granted during the year ended December 31, 2007 to each of the Named Executive Officers as listed in the Summary Compensation Table shown under the caption “Executive Compensation.”

			All	All
			Other	Other
			Option	Stock	Exercise
			Awards:	Awards:	or Base	Grant Date
			Number of	Number of	Price	Fair Value of
			Securities	Shares of	of Stock	Stock and
			Underlying	Stock or	Option	Option
			Options	Units	Awards	Awards
Name	Grant Date		(#)	(#)	($/Sh)	($)(1)
Thomas B. Okarma, Ph.D., M.D.	1/3/07		—	61,416	$—	$538,004
	5/23/07	(3)	100,000	50,000	9.32	1,072,120
	5/23/07	(4)	—	231,667	—	2,159,136
Alan B. Colowick, M.D., M.P.H.(2)	5/23/07	(3)	25,468	12,734	$9.32	$273,048
David L. Greenwood	1/3/07		—	51,416	$—	$450,404
	5/23/07	(3)	75,000	37,500	9.32	804,090
	5/23/07	(4)	—	87,500	—	815,500
David J. Earp, Ph.D., J.D.	1/3/07		—	41,416	$—	$362,804
	5/23/07	(3)	50,000	25,000	9.32	536,060
	5/23/07	(4)	—	72,500	—	675,700
Jane S. Lebkowski, Ph.D.	1/3/07		—	41,416	$—	$362,804
	5/23/07	(3)	50,000	25,000	9.32	536,060
	5/23/07	(4)	—	65,000	—	605,800
____________________

(1)	Amounts represent the fair value of stock options and restricted stock awards calculated using the Black Scholes option-pricing model in accordance with the provisions of SFAS 123R. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Effective February 7, 2008, Dr. Colowick is no longer with the Company.

(3)	Stock options vest in 48 consecutive monthly installments commencing May 23, 2007, provided the executive continues to provide services to the Company. Restricted stock awards vest on an annual basis over four years commencing May 23, 2007, provided the executive continues to provide services to the Company.

(4)	Restricted stock awards vest on an annual basis over two years commencing May 23, 2007, provided the executive continues to provide services to the Company.

Outstanding Equity Awards Value at Fiscal Year-End

     The following table includes information with respect to the value of all outstanding equity awards previously awarded to the Named Executive Officers as of December 31, 2007.

		Option Awards				Stock Awards
		Number	Number					Market
		of	of				Number of	Value of
		Securities	Securities				Shares or	Shares
		Underlying	Underlying				Units of	or Units of
		Unexercised	Unexercised	Option			Stock	Stock
		Options	Options	Exercise	Option		That Have	That Have
	Grant	(#)(1)	(#)	Price	Expiration	Grant	Not Vested	Not Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(#)(2)	($)(3)
Thomas B. Okarma,	9/3/98	60,000	—	$4.56	9/3/08	1/3/07	61,416	$348,843
Ph.D., M.D.	9/17/98	225,000	—	$4.75	9/17/08	5/23/07	281,667	$1,599,869
	5/18/99	35,000	—	$11.69	5/18/09
	7/22/99	284,167	15,833	$11.00	7/22/09
	1/26/01	150,000	—	$18.63	1/26/11
	12/14/01	90,000	—	$8.23	12/14/11
	6/27/02	60,000	—	$8.23	6/27/12
	9/5/02	245,000	—	$3.76	9/5/12
	5/30/03	100,000	—	$5.08	5/30/13
	5/27/04	89,583	10,417	$7.56	5/27/14
	5/6/05	71,042	38,958	$6.40	5/6/15
	5/24/06	69,271	105,729	$6.63	5/24/16
	5/23/07	14,583	85,417	$9.32	5/23/17

Alan B. Colowick,	10/18/06	58,333	141,667	$7.57	10/18/16	10/16/06	30,000	$170,400
M.D., M.P.H. (4)	5/23/07	3,714	21,754	$9.32	5/23/17	5/23/07	12,734	$72,329

David L. Greenwood	9/3/98	40,000	—	$4.56	9/3/08	1/3/07	51,416	$292,043
	9/17/98	181,341	—	$4.75	9/17/08	5/23/07	125,000	$710,000
	5/18/99	35,000	—	$11.69	5/18/09
	10/1/99	20,000	—	$10.50	10/1/09
	12/17/99	40,000	—	$12.00	12/17/09
	1/26/01	80,000	—	$18.63	1/26/11
	12/14/01	75,000	—	$8.23	12/14/11
	6/27/02	50,000	—	$8.23	6/27/12
	9/5/02	145,000	—	$3.76	9/5/12
	5/30/03	75,000	—	$5.08	5/30/13
	5/27/04	67,188	7,812	$7.56	5/27/14
	5/6/05	54,896	30,104	$6.40	5/6/15
	5/24/06	49,479	75,521	$6.63	5/24/16
	5/23/07	10,938	64,062	$9.32	5/23/17

David J. Earp, Ph.D., J.D.	4/12/99	35,000	—	$9.75	4/12/09	1/3/07	41,416	$235,243
	10/1/99	20,000	—	$10.50	10/1/09	5/23/07	97,500	$553,800
	12/17/99	25,000	—	$12.00	12/17/09
	1/26/01	65,000	—	$18.63	1/26/11
	12/14/01	54,000	—	$8.23	12/14/11
	6/27/02	36,000	—	$8.23	6/27/12
	9/5/02	65,000	—	$3.76	9/5/12
	5/30/03	37,500	—	$5.08	5/30/13
	5/27/04	44,792	5,208	$7.56	5/27/14
	5/6/05	38,750	21,250	$6.40	5/6/15
	5/24/06	37,109	56,641	$6.63	5/24/16
	5/23/07	7,292	42,708	$9.32	5/23/17

		Option Awards				Stock Awards
		Number	Number					Market
		of	of				Number of	Value of
		Securities	Securities				Shares or	Shares
		Underlying	Underlying				Units of	or Units of
		Unexercised	Unexercised	Option			Stock	Stock
		Options	Options	Exercise	Option		That Have	That Have
	Grant	(#)(1)	(#)	Price	Expiration	Grant	Not Vested	Not Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(#)(2)	($)(3)
Jane S. Lebkowski, Ph.D.	9/3/98	10,000	—	$4.56	9/3/08	1/3/07	41,416	$235,243
	9/17/98	35,000	—	$4.75	9/17/08	5/23/07	90,000	$511,200
	5/18/99	10,000	—	$11.69	5/18/09
	10/1/99	20,000	—	$10.50	10/1/09
	12/17/99	25,000	—	$12.00	12/17/09
	1/26/01	75,000	—	$18.63	1/26/11
	12/14/01	54,000	—	$8.23	12/14/11
	6/27/02	36,000	—	$8.23	6/27/12
	9/5/02	70,000	—	$3.76	9/5/12
	5/30/03	37,500	—	$5.08	5/30/13
	5/27/04	44,792	5,208	$7.56	5/27/14
	5/6/05	38,750	21,250	$6.40	5/6/15
	5/24/06	29,688	45,312	$6.63	5/24/16
	5/23/07	7,292	42,708	$9.32	5/23/17
____________________

(1)	Options generally are exercisable in 48 consecutive monthly installments commencing on the date of grant provided the employee continues to provide services to the Company.

(2)	Restricted stock awards generally vest either (i) annually over four years or (ii) annually over two years, commencing on the date of grant provided the employee continues to provide services to the Company.

(3)	Amounts represent an estimate of the market value of unvested restricted stock awards as of December 31, 2007, assuming a market value of $5.68 per share.

(4)	Effective February 7, 2008, Dr. Colowick is no longer with the Company.

Option Exercises and Stock Awards Vested

     The following table includes certain information with respect to the options exercised and restricted stock awards vested by the Named Executive Officers during the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	On Exercise	Exercise	On Vesting	Vesting
Name	(#)	($)	(#)	($)
Thomas B. Okarma, Ph.D., M.D.	—	$—	—	$—
Alan B. Colowick, M.D., M.P.H. (1)	—	$—	10,000	$77,800
David L. Greenwood	—	$—	—	$—
David J. Earp, Ph.D., J.D.	—	$—	—	$—
Jane S. Lebkowski, Ph.D.	—	$—	—	$—
____________________

(1)	Effective February 7, 2008, Dr. Colowick is no longer with the Company.

Pension Benefits

     None of the Named Executive Officers participates in or has an account balance under qualified or non-qualified defined benefit plans sponsored by the Company.

Non-qualified Deferred Compensation

     None of the Named Executive Officers participates in or has an account balance under non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.

Potential Payments Upon Termination or Change in Control

     See discussion of potential payments upon termination or change in control in the section entitled, “Compensation Discussion and Analysis – Severance and Change in Control Benefits.”

AUDIT COMMITTEE REPORT(1)

     The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of the Nasdaq Global Market (Nasdaq). The Audit Committee operates pursuant to a written charter adopted and amended by the Board of Directors in March 2005. A copy of the Committee’s amended and restated charter is available on the Company’s website at http://www.geron.com.

     The members of the Audit Committee are Messrs. Walker (Chairman), Fritzky and Kiley. The Board has determined that all members of the Committee are financially literate as required by Nasdaq. The Board has also determined that Mr. Walker is an audit committee financial expert as defined by Nasdaq.

     The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as auditors of the Company and (iv) the performance of the Company’s independent auditors.

     Management is responsible for the Company’s internal controls and financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2007 with management and the independent auditors.

2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

4)	The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

     Submitted on February 25, 2008 by the members of the Audit Committee of the Company’s Board of Directors.

John P. Walker (Chairman)
Edward V. Fritzky
Thomas D. Kiley, Esq.
____________________

(1)	This Section is not “soliciting material” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended (the Exchange Act), or the Securities Act of 1933, as amended (the Securities Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CORPORATE GOVERNANCE

     The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, the Company regularly monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the SEC and Nasdaq, and implements other corporate governance practices which it believes are in the best interest of the Company and its stockholders.

Code of Conduct

     In 2003, the Company adopted a Code of Conduct (the Code of Conduct), which is available in its entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will also be made available through the Company’s website as they are adopted.

     In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Contact information for the Chairman of the Audit Committee has been distributed to all employees to allow for the confidential, anonymous submission by its employees of concerns regarding accounting or auditing matters.

The Board of Directors

     One class of the Board is elected annually, and each of the directors stands for election every three years. Presently the Board is comprised of seven directors, one of whom is an executive officer and six of whom have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the SEC and Nasdaq, and having no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

     The Board maintains four committees whose functions are described beginning on page 6 of this Proxy Statement. Committee membership is determined by the Board, and, except for the Stock Option Committee composed of Dr. Okarma, all committee members are independent directors as determined by the Board. Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. The Nominating Committee Charter was adopted by the Board of Directors in March 2004.

     Stockholders wishing to communicate with the Board of Directors, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o David L. Greenwood, Corporate Secretary, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities touching most closely on the matters addressed in the communication. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website for any changes in this process.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, Reporting Persons), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal year ended December 31, 2007, all Reporting Persons complied with the applicable filing requirement, except that (i) Dr. Colowick failed to timely file a Form 4 reporting one transaction; and (ii) Dr. Barkas failed to timely file a Form 4 reporting one transaction. All of such late reports were ultimately filed.

Stockholder Nominations and Proposals for 2009 Annual Meeting

     The Company expects to hold its 2009 Annual Meeting of Stockholders in May 2009. All proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be directed to the attention of the Company’s Secretary, at the address set forth on the first page of this proxy statement, so that they are received by December 31, 2008, if they are to be considered for possible inclusion in the proxy statement and form of proxy used in connection with such meeting. In compliance with Exchange Act Rule 14a-8, stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by January 31, 2009. In addition, the Company’s Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. Copies of the Company’s Bylaws may be obtained from the Company’s Secretary.

     Stockholders who wish to submit a proposed nominee to the Nominating Committee (the Committee) should send written notice to Dr. Alexander Barkas, Nominating Committee Chairman, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Committee will consider stockholder nominees on the same terms as nominees selected by the Committee.

     The Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and Nasdaq, 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation and 4) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. In addition, the Committee may consider the following criteria, among others:

(i)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in the Company’s industry and with relevant social policy concerns;

(iii)	experience as a board member of another publicly held company;

(iv)	expertise in an area of the Company’s operations; and

(v)	practical and mature business judgment, including ability to make independent analytical inquiries.

     Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David L. Greenwood
Secretary
April 10, 2008

GERON CORPORATION C/O COMPUTERSHARE 1745 GARDENA AVENUE GLENDALE, CA 91204
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Geron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Geron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK	GERON1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GERON CORPORATION

The Board of Directors Unanimously Recommends That Stockholders Vote FOR all proposals.
Vote on Directors
1.	Election of Class III Directors.
Nominees:
	01)	Alexander E. Barkas, Ph.D.
	02)	Charles J. Homcy, M.D.

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	To ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

3.	As said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

Note: This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GERON CORPORATION
2008 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Geron Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 2008, and hereby appoints Thomas B. Okarma and David L. Greenwood, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2008 Annual Meeting of Stockholders of Geron Corporation to be held on May 28, 2008, at 8:30 a.m. local time, at the Company's headquarters at 230 Constitution Drive, Menlo Park, CA 94025 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of two Class III Directors to hold office until the Annual Meeting of Stockholders in the year 2011; (2) to ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008; and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE